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                                                                  Exhibit 10.30

                                           ***Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                       Under 17 C.F.R. (Sections) 200.80(b)(4),
                                                             200.83 and 230.406


                                   GENOMICA

                               1745 38th Street
                            Boulder, Colorado 80301
                             Phone: (720) 565-4500
                              Fax: (720) 565-4053


                        Object Model Technology License
                                   Agreement


                               September 5, 2000


The information in this Agreement shall not be disclosed outside Applied Biosystems and Genomica and shall not be duplicated, used or disclosed in whole or in part for any purpose other than to evaluate the Agreement, provided that if the Agreement is signed, then the parties shall have the right to duplicate, use or disclose the information for archival and other internal purposes, or as otherwise provided by the Agreement. This restriction does not limit the right of the parties to use information contained in the Agreement if it is obtained from another source authorized to disclose it.

Table of Contents

TABLE OF CONTENTS..........................................................  2

SECTION 1.0   DEFINITIONS..................................................  5

  1.1   AB Instrument......................................................  5
  1.2   AB Informatics Product.............................................  5
  1.3   AB Product.........................................................  5
  1.4   API................................................................  5
  1.5   Bundled Software...................................................  6
  1.6   Conceptual Model...................................................  6
  1.7   Data Model/ Data Dictionary........................................  6
  1.8   Database Schema....................................................  6
  1.9   Distribute.........................................................  6
  1.10  End-Customer.......................................................  6
  1.11  Loaders............................................................  6
  1.12  Modification.......................................................  7
  1.13  Object Model.......................................................  7
  1.14  Object Model Addition..............................................  7
  1.15  Object Model Update................................................  7
  1.16  Runtime Object Model...............................................  8
  1.17  Sale...............................................................  8
  1.18  Support Request....................................................  8
  1.19  Technical Support..................................................  8

SECTION 2.0   REPRESENTATIONS AND OBLIGATIONS..............................  8

  2.1   Appointment as Technology Licensee.................................  8
  2.2   Object Model Synchronicity.........................................  8
  2.3   Relationship as Asset..............................................  9

SECTION 3.0   LICENSE GRANT AND DELIVERABLES...............................  9

  3.1   Reproduction License...............................................  9
  3.2   Development License................................................  9
  3.3   Distribution License...............................................  9
    3.3.2   Restrictions................................................... 10
    3.3.3   Indemnity...................................................... 10
    3.3.4   Infringements.................................................. 10
  3.4   VAR Certification.................................................. 10
  3.5   Use of Documentation............................................... 11
  3.6   Proprietary Notices................................................ 11
  3.7   Intellectual Property Rights Notices............................... 11
  3.8   Ownership.......................................................... 11
  3.9   Deliverables....................................................... 11

SECTION 4.0   OBJECT MODEL MODIFICATIONS................................... 12

  4.1   Genomica-Initiated Modifications................................... 12
  4.2   AB-Initiated Object Model Additions................................ 12
  4.3   AB-Initiated Modifications......................................... 12
  4.4   Derivative Rights.................................................. 12

SECTION 5.0   TECHNOLOGY TRANSFER.......................................... 13
  5.1   Initial Technology Transfer........................................ 13
  5.2   On-going Technology Transfer....................................... 13


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  5.3   Travel and Living Expenses........................................ 13

SECTION 6.0   TECHNICAL SUPPORT........................................... 13

  6.1   Support Services.................................................. 13
    6.1.1   AB Technical Contact.......................................... 13
    6.1.2   Standard Support.............................................. 13
    6.1.3   Named Individual.............................................. 14
  6.2   Scope of Support.................................................. 14
    6.2.1   Support During this Agreement................................. 14
    6.2.2   Support Exclusions............................................ 14
  6.3   Support Request Handling.......................................... 14
    6.3.1   Support Requests.............................................. 14
    6.3.2   Replication Information....................................... 14
    6.3.3   Support Request Closure....................................... 14

SECTION 7.0   GENOMICA TRADEMARKS AND MARKETING........................... 15

  7.1   Genomica Trademarks............................................... 15
  7.2   Press Release..................................................... 15
  7.3   Declaration of Compatibility...................................... 15

SECTION 8.0   PAYMENTS TO GENOMICA........................................ 15

  8.1   Royalty-Free Option............................................... 15
  8.2   Object Model Fees................................................. 16
    8.2.1   Payments...................................................... 16
    8.2.2   Fee Payment Schedule.......................................... 16
    8.2.3   Non Fee-Generating Activities................................. 16
    8.2.4   Returns....................................................... 16
  8.3   Collections....................................................... 16
  8.4   Other Expenses.................................................... 16
    8.4.1   Technology Transfer Expenses.................................. 16
    8.4.2   Travel and Living Expenses.................................... 16
    8.4.3   Invoicing and Payments........................................ 17
  8.5   Payments.......................................................... 17
    8.5.1   Form of Payment............................................... 17
    8.5.2   Late Payments................................................. 17
    8.5.3   Right to Challenge............................................ 17
  8.6   Reporting......................................................... 17
  8.7   Record Inspection and Audit....................................... 17
    8.7.1   Record Keeping and Archiving.................................. 17
    8.7.2   Auditing...................................................... 17
    8.7.3   Underpayment.................................................. 18
  8.8   Taxes............................................................. 18

SECTION 9.0   TERM AND TERMINATION........................................ 18

  9.1   Term.............................................................. 18
  9.2   Termination....................................................... 18
    9.2.1   Breach........................................................ 18
    9.2.2   Insolvency.................................................... 18
    9.2.3   Acquisition, Change of Control or Merger...................... 19
  9.3   Effect of Termination............................................. 19
  9.4   Survival.......................................................... 19

SECTION 10.0  CONFIDENTIALITY............................................. 19

  10.1  Obligations....................................................... 19
  10.2  Exceptions........................................................ 20
  10.3  Confidentiality Agreements........................................ 20


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SECTION 11.0   WARRANTY................................................... 21

  11.1   Ownership Warranty............................................... 21
  11.2   Genomica Warranty Disclaimer..................................... 21
  11.3   Testing and Certification........................................ 21
  11.4   End-Customer Support............................................. 21

SECTION 12.0   INDEMNITIES................................................ 21

  12.1   Indemnity........................................................ 21
  12.2   Exclusions....................................................... 22
  12.3   Exclusive Remedies............................................... 22
  12.4   Sole Obligation.................................................. 22

SECTION 13.0   LIMITATION OF LIABILITY.................................... 22

SECTION 14.0   MISCELLANEOUS.............................................. 23

  14.1   Confidentiality of Agreement..................................... 23
  14.2   Solicitation..................................................... 23
  14.3   Assignment....................................................... 23
  14.4   Parties Independent.............................................. 23
  14.5   Force Majeure.................................................... 24
  14.6   Notices.......................................................... 24
  14.7   Governing Law; Forum Selection................................... 24
  14.8   Export Regulations............................................... 24
  14.9   Government Rights................................................ 25
  14.10  Severability..................................................... 25
  14.11  Waiver........................................................... 25
  14.12  Entire Agreement................................................. 25

EXHIBIT A--PRESS RELEASE ................................................. 26

EXHIBIT B--ROYALTIES...................................................... 27

EXHIBIT C--MONTHLY AND QUARTERLY REPORTING FORMAT......................... 28

EXHIBIT D--TRADEMARKS..................................................... 29


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This Object Model Technology License Agreement (the "Agreement") is entered into this 5th day of September, 2000 (the "Effective Date") by and between Genomica Corporation, a Delaware Corporation with principal offices at 1745 38th Street, Boulder, Colorado 80301 ("Genomica"), and PE Corporation, by and through its Applied Biosystems stock group, a Delaware corporation with principal offices at 850 Lincoln Center Drive, Foster City, California 94404 ("AB").

                                    RECITALS

Whereas, AB is in the business of developing and selling hardware instruments, reagents and software to the life sciences market; and

Whereas, Genomica is in the business of developing bioinformatics software for the life sciences market, and wishes AB to integrate or otherwise use the Object Model with AB's products and software for purposes of expanding the commercial use of the Object Model, leading potentially to the Object Model becoming an industry standard for use in genomics-based studies.

Whereas, AB desires to license from Genomica, and Genomica desires to grant to AB, a worldwide, non-exclusive license to use Genomica's proprietary Object Model (as hereinafter defined) to develop AB Products (as hereinafter defined) and to distribute the Runtime Object Model (as hereinafter defined) in accordance with the terms of this Agreement.

Now, Therefore, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

Section 1.0  Definitions

The following words, terms and phrases shall, in this Agreement, have the following meanings, which shall apply equally to both the singular and plural forms of the terms defined:

1.1  AB Instrument
"AB Instrument" means any current or future AB genotyping instrument whose Bundled Software contains the Runtime Object Model.

1.2  AB Informatics Product
"AB Informatics Product" means any current or future standalone software (i.e., non-Bundled Software) product developed and sold by AB that contains the Runtime Object Model.

1.3  AB Product
"AB Product" means all AB Instruments and AB Informatics Products.

1.4  API
"API" means an Application Programmer Interface that is used as an access mechanism to find, insert, update, and delete objects via Java function calls. The API consists of (i) a specification

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describing each API function, the function parameters, return values, and error conditions, and (ii) a collection of Java class files that implement the API specification.

1.5  Bundled Software
"Bundled Software" means software that is packaged and sold in conjunction with a hardware instrument. Bundled Software cannot be purchased as a standalone product.

1.6  Conceptual Model

"Conceptual Model" means a domain object model encompassing both scientific and functional areas that contains classes, attributes and links. The Conceptual Model consists of (i) a collection of UML (Unified Modeling Language) object diagrams represented as a Together/J project (or an equivalent replacement form) and (ii) a series of HTML pages that contain the object diagrams and the documentation of the classes, attributes, and links.

1.7  Data Model/ Data Dictionary

"Data Model/Data Dictionary" means a logical data model represented by an Entity Relationship diagram in Erwin (or an equivalent replacement form), a physical data model represented as a DBMS Model in Erwin (or an equivalent replacement form), and a series of textual reports describing the entities, attributes, and relationships.

1.8  Database Schema

"Database Schema" means a DDL (Dynamic Data Language) file that implements the physical data model as a collection of Oracle tables, associated triggers and stored procedures, including scripts to properly configure the database, and scripts to load the initial data required to use the schema.

1.9  Distribute

  "Distribute" means to enter into (1) a binding transaction of sale of an AB Product with an End Customer, or (2) a binding license transaction with an End Customer involving an AB Product, such that revenue may be recognized by AB under Generally Accepted Accounting Principals.

1.10 End-Customer
"End-Customer" means an entity that has obtained from AB a valid license to or has completed a Sale and received shipment from AB of an AB Product.

1.11 Loaders

"Loaders" means a mechanism that reads information from text files and inserts and updates objects into an instance of the Runtime Object Model. The Loaders consist of a user document that describes how to invoke the loader programs, the structure of each file read by the loaders, the error conditions that might be detected by the loaders, as well as collection of Java class files that implement the loader programs.


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

1.12 Modification

"Modification" means any additions, enhancements, changes or deletions (such as, but not limited to, addition of new functionality, creation of new algorithms, design changes, code changes, ideas, concepts, know-how, approaches, processes, methodologies and techniques) derived from and made directly to any version of the Object Model that is delivered to AB by Genomica. Genomica shall not [***] that [***] the [***] of the Object Model with AB Products, given however, that the [***] shall not include situations under which AB can make reasonable accommodations on its part to [***] of the modified Object Model with AB Product.

1.13 Object Model

"Object Model" means collectively the or any specific Conceptual Model, Data Model/Data Dictionary, Database Schema, API, and Loaders that Genomica provides to AB under the terms of this Agreement.

1.14 Object Model Addition

"Object Model Addition" means [***] by [***] that effects [***] in the [***] with AB Products and other AB software of the Object Model, or addresses [***] or functional [***] outside of those addressed by the Object Model [***] developed and delivered to [***]. An Object Model Addition shall [***] under this Agreement and all Object Model Additions [***] the exclusive property of [***]. [***] agrees to (i) assign to [***] any and all of any right, title and interest in and to each Object Model Addition (ii) further agrees to execute any and all documents requested by [***] to perfect [***] right in same, and (iii) agrees to provide [***] with all source material for each Object Model Addition so that [***] can [***] the Object Model Addition [***] the source material. Notwithstanding the foregoing, nothing contained herein shall be deemed to grant [***] any [***] or [***] to any of the Object Model or any [***] related directly thereto. Object Model Addtions include, but are not limited to, [***] that may be from time-to-time necessitated by new versions of [***], new versions of [***], or new [***].

1.15 Object Model Update

"Object Model Update" means (i) a revision, patch or work-around, that when applied to the Object Model, shall prevent one or more incidents ("incidents" meaning here and elsewhere herein a failure, actual or apparent, of the Object Model to function as specified) from reoccurring, or (ii) a subsequent release of the Object Model that includes some Modifications in features, functionality or performance of the Object Model. Each Object Model Update that is incorporated into or supercedes the current Object Model, shall be considered part of or the replacement of the current Object Model and shall thereupon be subject to all of the terms and conditions of the Object Model as defined in this Agreement.


*Confidential Treatment Requested.


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1.16 Runtime Object Model

"Runtime Object Model" means the subset of Object Model components that AB is permitted to Distribute with an AB Product, subject to the restrictions defined in this Agreement. The Runtime Object Model specifically and completely includes the Database Schema, API and Loaders.

1.17 Sale

"Sale" means that AB has Concluded a license or sale transaction with an End Customer in such a manner that AB may recognize revenue under Generally Accepted Accounting Principles.

1.18 Support Request
"Support Request" means communication from AB to Genomica via electronic mail, fax or telephone of a question or incident with respect to the Object Model.

1.19 Technical Support

"Technical Support" means commercially reasonable efforts undertaken by Genomica, to provide AB with answers to Object Model-related questions or to provide AB with Object Model Updates that repair defects in the Object Model. Technical Support is further described in Section 6.0 of this Agreement.

Section 2.0 REPRESENTATIONS AND OBLIGATIONS

2.1  Appointment as Technology Licensee

Subject to the terms and conditions of this Agreement, Genomica hereby appoints AB as a "Built on Genomica" technology licensee (or other replacement designation as defined, from time to time, by Genomica). This appointment is
non-exclusive.   The parties understand and agree that the designation "Built on
Genomica" is Genomica's internal nomenclature and AB shall have no obligation to designate the AB Products as expressly "Built on Genomica," thought AB shall work in good faith with Genomica to ascertain means by which the inclusion of the Object Model within AB Products may be brought to public attention.

2.2 Object Model Synchronicity

As a Built on Genomica technology licensee, and in support of mutual compatibility between Genomica and AB Products (pursuant to Section 7.3), AB agrees to make reasonable efforts to keep the Object Model synchronized with Genomica's then-current version of the Object Model.

2.3 Relationship as Asset

Both parties agree that the relationship established in this Agreement is a valuable business asset, and subject to Section 14.4 agree at all times, and in good faith, to promote and protect the interests of the other party, as described herein.


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Section 3.0 LICENSE GRANT AND DELIVERABLES

3.1  Reproduction License

3.1.1  Object Model Reproduction License for Development

Subject to the terms and conditions of this Agreement, Genomica hereby grants to AB a worldwide, non-exclusive, non-transferable license to reproduce the Object Model exclusively for internal development purposes pursuant to Section 3.2 of this Agreement.

3.1.2  Runtime Object Model Reproduction License for Distribution

Subject to the terms and conditions of this Agreement, Genomica hereby grants to AB a worldwide, non-exclusive, non-transferable license to reproduce the Runtime Object Model exclusively for Distribution purposes pursuant to Section 3.3 of this Agreement.

3.2  Development License
Subject to the terms and conditions of this Agreement, Genomica hereby grants to AB the right to use the Object Model components to develop AB Products.

3.3  Distribution License

3.3.1  Distribution License Grant

Subject to the terms and conditions of this Agreement, Genomica hereby grants to AB a worldwide, non-exclusive, non-transferable license to Distribute copies of the Runtime Object Model only (and specifically not those parts of the Object Model that are not included in the Runtime Object Model) when and only when integrated with AB Products. In addition, Genomica grants to AB the right to appoint distributors and resellers to market and Distribute the Runtime Object Model, when integrated with AB Products only, to End-Customers. All distributors and resellers appointed by AB must enter into a written agreement with AB that provides substantially the same protection to Genomica's title, rights, and defenses as this Agreement. AB will use reasonable commercial efforts to ensure that such distributors and resellers comply with the terms of their respective agreements. Except as otherwise provided in this Agreement, AB shall not use or embed the Runtime Object Model with any products other than the AB Products, without Genomica's express prior written consent. AB shall not Distribute or market the Runtime Object Model in any manner except as expressly provided in this Section 3.3.

3.3.2  Restrictions

Each AB Product that incorporates or is bundled with the Runtime Object Model shall be Distributed by AB or its affiliates, distributors and resellers with a license, signed or otherwise legally accepted by the End-Customer of the AB Product, which applies to the Object Model. AB agrees that the terms of such End-Customer licenses shall, at a minimum, provide for the following:

       (a) The End-Customer may not modify, enhance, supplement, create derivative works from, reverse engineer, reverse compile or otherwise reduce the AB Products to


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            human readable form, nor remove, alter, cover or obfuscate any copyright notices or other proprietary legend replaced or embedded by AB on or in any of the AB Products; and

       (b) The End-Customer acknowledges that all proprietary interest and rights in the AB Products is and shall remain the exclusive property of AB and its suppliers; and

       (c) The End-Customer may not modify the Runtime Object Model, but may call upon the API to access the Runtime Object Model;may use the Loaders to populate the Runtime Object Model; and may extend or add to (but not delete from or otherwise alter) the Schema but only in accordance with further restrictions acceptable to Genomica and AB. No other use of the Runtime Object Model is permitted.

3.3.3  Indemnity

AB shall be solely responsible for, and Genomica shall have no obligation to honor, any warranties that AB provides to its End-Customers with respect to the Runtime Object Model beyond those warranties made to AB by Genomica under this Agreement. AB shall defend any claim against Genomica arising in connection with any such warranties to AB's End-Customers, express, implied, statutory, or otherwise, and shall pay any settlements or damages awarded against Genomica, and reimburse Genomica for all attorney's fees incurred arising from or in connection with any claim based on any such warranty.

3.3.4  Infringements

AB agrees to use reasonable commercial efforts to enforce violations or infringements under any sublicense agreements for the Object Model and to inform Genomica promptly of any known violation, infringement or breach.

3.4  VAR Certification

AB certifies that each and every copy of the Runtime Object Model to be distributed under this Agreement will include the addition of products supplied by AB that, by an objective examination of such factors as cost, product features, and pricing, represent a significant enhancement and transformation of the scientific or software functionality of the AB Product and result in a product substantially different from LinkMapper, Discovery Manager or the Object Model as a stand-alone product. AB agrees that AB has no right to distribute the Runtime Object Model for any purpose not specifically granted in this Agreement, including, but not limited to as a stand-alone product. In the event Genomica is unable through its own examinations of AB Products to confirm AB's compliance with this Section 3.4, upon Genomica's reasonable request, AB shall furnish to Genomica reasonable evidence of compliance with the provisions of this Section 3.4.

3.5  Use of Documentation

As part of the deliverables described in Section 3.8 Genomica shall provide documentation that describes how to use the API and Loaders of the Runtime Object Model. AB may use such documentation for the preparation of End-Customer documentation for the Runtime Object Model bundled with the AB Products. For such purpose, Genomica hereby grants to AB a non-exclusive,


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non-transferable license to reproduce, modify, create derivative works of and distribute the documentation. Appropriate credits shall be given to Genomica in such documentation.

With respect to Object Model documentation in general, Genomica agrees to develop and promptly forward (no later than 30 days following execution of this Agreement) to AB developer documentation that includes (a) a "white paper" that explains the Conceptual Model and that describes the rationale for all design elements of the Object Model that would not be reasonably apparent to a person reasonably learned in data modeling and the specific domain; (b) a detailed description of how the Conceptual Model is mapped to the Data Model, including a description of the mapping of each object and describing object interrelationships and foreign key relationships.

3.6  Proprietary Notices

AB agrees that each copy of the Runtime Object Model components, and all packaging-related medium used for their distribution, shall include reproductions of the copyright notices and other proprietary legends of Genomica and its identified suppliers, in machine-readable, compiled object code format or otherwise, which accompany such items. AB shall not remove, efface or obscure any copyright notices or other proprietary notices or legends from any Genomica materials provided hereunder. AB further agrees to update its Object Model with any changes to Genomica's proprietary notices, within six months of being notified of such changes or upon the next major revision of the AB Product, whichever is later.

3.7  Intellectual Property Rights Notices

AB shall include the following Intellectual Property Rights notice in the code, and documentation and to have it appear during program start-up, "Portions of this program include material Copyrighted (C) by Genomica Corporation 2000."

3.8  Ownership
Genomica shall retain all right, title and interest, including all intellectual property rights, in and to the Object Model.

3.9  Deliverables
Genomica shall provide to AB (at no cost) via the internet (or other means specified at Genomica's sole discretion), electronic copies of the Object Model components.

Section 4.0 OBJECT MODEL MODIFICATIONS

4.1  Genomica-Initiated Modifications

During the Term of this Agreement, Genomica shall, from time to time, make Modifications to the Object Model. Genomica shall deliver (pursuant to Section 3.8) such Modifications to AB. AB shall make reasonable effort to include such Modifications into the AB Products as soon as practical.


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4.2 AB-Initiated Object Model Additions
AB may make Object Model Additions. At AB's sole discretion, it can choose to grant Genomica license to one or more specific Object Model Additions.

4.3 AB-Initiated Modifications
Should AB desire a Modification to the Object Model (a "Requested
Modification"), AB agrees to abide by the following procedure:

(a)  Submit a written request to Genomica to [***]

(b) Genomica will respond to the AB request within [***]. Such response will indicate whether or not Genomica is willing to make the [***], and if so, an [***] which Genomica will provide AB with the [***].

(c) If Genomica is [***] the [***], AB may [***] the [***] directly to the Object Model, subject to the [***] described in [***]. AB shall make reasonable effort to ensure that all [***] to the Object Model result in an Object Model that is [***] with the latest Object Model Update provided by Genomica to AB.

(d) If Genomica agrees to [***], but AB [***] that the [***] is unacceptable, the parties shall work in good faith to establish an acceptable [***]. If the parties cannot agree after a concerted, good faith attempt to establish an acceptable [***], AB may [***] the [***] directly to the Object Model, subject to the [***] described in [***]. AB shall make reasonable effort to ensure that all Modifications to the Object Model result in an Object Model that is [***] with the latest Object Model Update provided by Genomica to AB.

4.4  Derivative Rights

Both parties agree that any and all Modifications of any sort to the Object Model regardless of origin are the exclusive property of Genomica. AB agrees to
(i) assign to Genomica all of its right, title and interest in and to each Modification, (ii) further agrees to execute any and all documents requested by Genomica to perfect Genomica's right in same, and (iii) agrees to provide Genomica with all source material (subject to this Section 4.4) for each Modification so that Genomica can regenerate the Modification directly from the source material.

Section 5.0 TECHNOLOGY TRANSFER

5.1  Initial Technology Transfer

Genomica shall provide to AB, at no charge for its time, up to [***] of reasonable and appropriate technology-transfer services (for example Object Model training and other services that assist AB to integrate the Object Model with AB's products - "technology-transfer services" involve the set-up and initial integration of the Object Model and it Modifications) to assist AB's


*Confidential Treatment Requested.


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initial use of the Object Model and up to [***] of reasonable and appropriate technology-transfer services for each Genomica-Initiated Modification.

5.2  On-going Technology Transfer

At any time after the completion of the initial technology transfer (as defined by Section 5.1), Genomica shall make technology transfer services available to AB on a time-and-materials basis, and Genomica shall bill AB in accordance with
Section 8.3.

5.3  Travel and Living Expenses
All travel required by Genomica personnel in conjunction with the services provided in accordance with this Section 5 shall be billed in accordance with
Section 8.3.

Section 6.0 TECHNICAL SUPPORT

6.1  Support Services

6.1.1  AB Technical Contact

AB will designate to Genomica a technical contact person ("AB Technical Contact") and an alternate who will submit Support Requests, submit source material for AB-performed Modifications and receive all Object Model Updates, correspondence and other communications concerning the Object Model.

6.1.2  Standard Support

Genomica shall provide AB with electronic mail, fax, and telephone Technical Support every day, excluding weekends and Genomica Holidays, during Genomica's then-published Technical Support hours in the United States. Genomica shall provide AB with a single electronic mail address, fax number and telephone number to be used for submission of all Support Requests. Genomica immediately may reasonably change support hours and contact information anytime by providing written notice to the AB Technical Contact

6.1.3  Named Individual

Genomica does not offer or guarantee AB that a particular named individual shall provide any Technical Support services.

6.2  Scope of Support

6.2.1  Support During this Agreement

During the term of this Agreement, Genomica shall provide Technical Support services for the Object Model, including all Object Model Updates furnished to AB during the term of this Agreement.


*Confidential Treatment Requested.


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6.2.2  Support Exclusions

Genomica shall not provide Technical Support for: (i) an Object Model that has been modified or altered in a manner inconsistent with this Agreement; (ii) hardware failures or malfunctions that cannot be in any way linked or attributed to the Object Model; (iii) use of the Object Model on a computer system (hardware, operating system or database version) other than those specified by Genomica; provided that Genomica must have so specified in advance; (iv) Object Model Additions; (v) AB Products, excepting of course the Object Model bundled therein; (vi) an incident that Genomica, using the Object Model Update that it most recently has delivered to AB, cannot, after reasonable efforts, reproduce the incident either directly or indirectly as a consequence of a Modification performed by AB in accordance with the terms of Section 4.3(c) or (d).

6.3  Support Request Handling

6.3.1  Support Requests

An AB Technical Contact must submit each Support Request, but Support Requests executed or performed outside of the Technical Contact scheme, and specifically accepted by Genomica through execution or performance, shall nonetheless be under the terms and conditions of this Agreement.

6.3.2  Replication Information

AB agrees to provide all necessary assistance to aid Genomica efforts to duplicate an incident. AB shall maintain at its own expense all appropriate equipment to provide Genomica with remote access to the Object Model for these limited purposes. Genomica agrees to undertake reasonable security measures to safeguard AB's data and equipment and prevent unauthorized access to AB's computer systems.

6.3.3  Support Request Closure

A Support Request shall be considered closed upon the occurrence of any of the following: (i) Genomica provides an answer to a AB question that is a reasonable attempt to address AB's Support Request(ii) Genomica provides an Object Model Update that in Genomica's reasonable opinion, satisfactorily addresses a Support Request; (iii) Genomica is unable to reproduce the incident described in the Support Request after applying commercially reasonable efforts; (iv) Genomica reasonably, following diligent investigation, concludes that an incident is not the result of a defect in the Object Model, but is a result of hardware or software not developed by Genomica; (v) AB fails to respond to two (2) or more consecutive Genomica communications regarding the Support Request in a ten (10) business day period.


Genomica Corporation Confidential                                  Page 14 of 29

Section 7.0 GENOMICA TRADEMARKS AND MARKETING

7.1  Genomica Trademarks

AB acknowledges that the symbols, trademarks and service marks adopted by Genomica or its suppliers to identify the Object Model, as set forth in Exhibit D attached to this Agreement (the "Trademarks"), including any modifications hereinafter furnished to AB by Genomica, belong to Genomica and its suppliers and that AB shall have no rights in such Trademarks except as expressly set forth herein. All AB Products incorporating the Runtime Object Model and all documentation, associated brochures, packaging and advertising shall display the Trademarks prominently. Samples of all materials that may be distributed by AB displaying the Trademarks shall be submitted to Genomica upon Genomica's reasonable request, and the Trademarks shall be used only in a form so approved by Genomica. Upon termination of this Agreement for any reason, AB shall cease all use of the Genomica's Trademarks. If requested by Genomica, AB shall certify in writing as to the cessation of use of materials bearing the Genomica Trademark.

7.2  Press Release

At a mutually agreed time, but no later than thirty (30) days after Effective Date, Genomica and AB shall issue the joint press release shown in Exhibit A.

7.3  Declaration of Compatibility

AB hereby agrees that Genomica may declare in any and all marketing materials (regardless of media), subject to AB's prior approval as to form and content, which approval shall not be unreasonably withheld, that current or future Genomica products that share a similar Object Model with AB Products may be marketed as "Compatible" with the AB Products.

Section 8.0 PAYMENTS TO GENOMICA

8.1  Royalty-Free Option

In the event that Genomica and AB enter into a [***] for an [***] of any [***], whether [***], for an [***] of [***], prior to September 6, 2000, then (i) all licenses granted by Genomica under this Agreement shall automatically and without further notice, demand, or presentment, convert to royalty-free, fully paid licenses and AB shall owe no fees whatsoever to Genomica, with the sole exception of payments for Technical Support and associated Other Expenses hereunder; and (ii) the terms of Sections 8.2, 8.3, 8.6, and 8.7 shall not be applicable during the term of this Agreement.


*Confidential Treatment Requested.


Genomica Corporation Confidential                                  Page 15 of 29

8.2  Object Model Fees

8.2.1  Payments

During the term of this Agreement, Genomica shall be entitled to receive payments for Sales as specified in Exhibit B, as may be amended from time to time by mutual agreement of the parties.

8.2.2  Fee Payment Schedule

AB shall pay to Genomica fees as described in Section 8.2.1. All payments will be made within thirty (30) days after the last business day of each calendar quarter for all AB Products Distributed during such quarter, and shall be accompanied by the documentation specified in Section 8.5.

8.2.3  Non Fee-Generating Activities

No fees shall be owed for AB Products provided at no charge to an End-Customer for the purposes of evaluation or other nonproductive use ("Evaluation Products") Distributed by AB for marketing, demonstration, customer evaluation or training of AB or affiliated personnel.

8.2.4  Returns

Genomica will provide AB a credit against payments, as described in Section 8.1.1, for each AB Product that an End-Customer returns to AB for a refund within thirty (30) days from shipment of product by AB. AB shall provide documentary evidence of each valid return in conjunction with the quarterly report specified in Section 8.5.

8.3  Collections

AB shall have full responsibility for collecting monies from End-Customer for the sale of AB Products. Genomica fees are earned when a Sale occurs, not when collection is completed.

8.4  Other Expenses

8.4.1  Technology Transfer Expenses
AB shall pay [***] for all on-going technology transfer services as defined in
Section 5.2.

8.4.2  Travel and Living Expenses
AB shall pay for reasonable travel and living expenses incurred by Genomica in performance of its obligations under this Agreement.

8.4.3  Invoicing and Payments

Genomica shall invoice AB monthly for all fees due related to this Section 8.3 and AB shall pay the invoiced amount within fifteen (15) days of receipt of each invoice.


*Confidential Treatment Requested.


Genomica Corporation Confidential                                  Page 16 of 29

8.5  Payments

8.5.1  Form of Payment

All dollar amounts referred to herein are expressed in U.S. currency. All payments due Genomica shall be made in U.S. currency by wire transfer, unless otherwise specified by Genomica.

8.5.2  Late Payments

Late payments shall incur interest at the rate of one-and-a-half percent (1.5%) per month from the date such payments were originally due.

8.5.3  Right to Challenge

The receipt or acceptance by Genomica of any fee statement or payment shall not prevent Genomica from subsequently challenging the validity or accuracy of such statement or payment.

8.6  Reporting

AB will provide Genomica within ten (10) days after the end of each calendar month a Monthly Report containing at least the information indicated on Exhibit C, and fifteen (15) days after the end of each calendar quarter a Quarterly Report containing at least the information indicated on Exhibit C summarizing the Genomica fees accrued during the previous quarter. Each report shall be certified as accurate by a duly authorized representative of AB reciting, on a country-by-country basis, the AB Informatics Products sold. Such statements shall be furnished to Genomica regardless of whether any AB Informatics Products were sold during the period or whether any actual fees were owed.

8.7  Record Inspection and Audit

8.7.1  Record Keeping and Archiving

AB shall keep records adequate to verify the requirements of fees and payments to be made pursuant to this Agreement for three (3) full years following the submission of each such fee or payment to Genomica.

8.7.2  Auditing

At a frequency of no more than once a year, AB shall, upon thirty (30) days written request from Genomica, provide access to accounting books and records and all other documents and material in AB's possession or control with respect to the volume of Sales made pursuant to this Agreement, to Genomica or an independent auditor chosen by Genomica for the purposes of audit.

8.7.3  Underpayment

Subject to challenge by AB, in the event that such audit by an independent auditor reveals an underpayment by AB of the actual amount owed Genomica, AB shall pay the difference plus


Genomica Corporation Confidential                                  Page 17 of 29
interest calculated at the rate of one-and-a-half percent (1.5%) per month from the time the underpayment first occurred. If such underpayment is in excess of five percent (5%) of the amount for the period in question, AB shall also immediately reimburse Genomica for the cost of the audit. Disputed underpayments discovered by audits undertaken by Genomica itself shall be subject to the dispute resolution provisions of this Agreement.

8.8  Taxes

AB agrees that amounts paid pursuant to this Agreement are not subject to sales and use tax. AB agrees to provide Genomica with satisfactory documentation (including, but not limited to resale exemption or other certificates) supporting such status. AB agrees that the amounts to be remitted to Genomica are to be the actual amounts due without withholding taxes or other assessments by authorities anywhere in the foreign location. If any withholding tax is imposed under the laws of a country or other taxing jurisdiction outside of the United States on any amounts paid to the Genomica, such amounts will be increased by the amount of the withholding tax. AB shall be solely responsible for and shall pay any and all amounts required in the foreign location to be withheld, charged, deducted, or assessed against such payment amounts, and will promptly furnish Genomica with certificates evidencing payment of such amounts.

Section 9.0 TERM AND TERMINATION

9.1   Term

This Agreement shall become effective on the Effective Date and shall remain in effect unless the Agreement is terminated as provided below.

9.2  Termination

9.2.1  Breach

If either party defaults in any material obligation under this Agreement and continues in default for a period of thirty (30) days after written notice of default is given to it by the other party, the other party may terminate and cancel this Agreement, in accordance with the provisions of Section 9, upon written notice of termination given to the defaulting party.

9.2.2  Insolvency

Either party may terminate and cancel this Agreement immediately by notice to the other if:

(a)  the other ceases to carry on its business; or

(b) a receiver or similar officer is appointed for the other and is not discharged within thirty (30) days; or

(c) the other admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit of its creditors or another arrangement of similar import; or


Genomica Corporation Confidential                                  Page 18 of 29

(d) proceedings under bankruptcy or insolvency laws are commenced by or against the other and are not dismissed within (30) days.

9.2.3  Acquisition, Change of Control or Merger

Should either party in whole or in part, [***], or [***] (the "Altered Party")with any [***] that the other party, in its sole discretion, deems to be [***] to its business, then the other party may immediately notify the Altered Party in writing that it is terminating this Agreement. Upon receipt of such written notification the parties shall [***] to [***] from the date on the written notification ([***]) to comply with the [***] as defined in [***]. Should [***] be the Altered Party, [***], [***] shall ensure that all its personnel who were employed by the competitive acquiring or acquired legal entity at the time of change of control shall not have direct or indirect access to the Object Model materials.

9.3  Effect of Termination

Upon termination of this Agreement, (i) the rights and licenses granted to AB pursuant to this Agreement, including but not limited to Sections 2, 3, 4, 5, and 6, shall automatically terminate; (ii) AB shall certify in writing to Genomica that all copies of the Object Model have been destroyed or removed from AB's equipment and inventory except for a sufficient number of copies to fulfill AB's and support obligations to End-Customers and; (iii) AB shall cease all use of Genomica's intellectual property as described herein, including, but not limited to, the Object Model and Genomica Trademarks. All End-Customer sublicenses properly granted pursuant to Section 3.3 shall survive termination.

9.4  Survival

The provisions of Sections 1.0 (Definitions) 3.7 (Ownership), 4.4 (Derivative Rights), 10 (Confidentiality), 13 (Limitation of Liability) and 14 (Miscellaneous) shall survive the termination or cancellation of this Agreement for any reason.

Section 10.0 CONFIDENTIALITY

10.1  Obligations

Each party acknowledges and agrees that computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, customer lists, information regarding distribution channels, forecasts, and strategies, provided to either party hereunder, whether or not such items are marked "Confidential," constitutes the proprietary confidential information (collectively, "Confidential Information") of the disclosing party, and that the other party's protection thereof is essential to this Agreement. Each party shall retain in strict confidence and not disclose to any third party (except as authorized by this Agreement) without the other party's express written consent any and all such information and


*Confidential Treatment Requested.


Genomica Corporation Confidential                                  Page 19 of 29
may only use such information as permitted under this Agreement. The prohibitions contained in this Section 10.1 preclude dissemination of such information to AB's subsidiaries or affiliates.

10.2  Exceptions

The receiving party shall be relieved of this obligation of confidentiality to the extent any such information that:

(i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of receiving party;

(ii) the receiving party can prove was known to receiving party, without restriction or other obligation of confidentiality, at the time of disclosure as shown by the files of the receiving party in existence at the time of disclosure;

(iii) is disclosed by the receiving party with the prior written approval of disclosing party;

(iv) the receiving party can prove was independently developed by it without any use of disclosing party's confidential information and by employees or other agents of the receiving party who have not had access to any of disclosing party's confidential information; or

(v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by receiving party and otherwise not in violation of disclosing party's rights.

(vi) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

10.3  Confidentiality Agreements

Either party, prior to permitting access by any individual who has a need to know any Confidential Information discussed under this Agreement to any of the other party's Confidential Information, shall enter into a confidentiality agreement with each such individual that (i) incorporates the protections and restrictions set forth herein for the other party's Confidential Information;
(ii) provides that the individual's obligations with respect to the other party's Confidential Information shall continue after termination of the individual's employment, consulting relationship or other relationship with the party; and (iii) provides that the other party is a direct and intended beneficiary of the agreement and entitled to enforce it directly against the individual.

Genomica Corporation Confidential                                  Page 20 of 29

Section 11.0 WARRANTY

11.1  Ownership Warranty

Genomica warrants that it is the owner of the Object Model, Modifications, Object Model Update ("Genomica Product") and that it has the right to grant the licenses described in Section 3 above. AB's sole remedy and Genomica's sole obligation for a breach of this Section 11.1 shall be the obligations set forth in Sections 12.1 and 12.3 below.

11.2 Genomica Warranty Disclaimer

GENOMICA HEREBY DISCLAIMS ALL OTHER WARRANTIES TO AB OR ITS END-CUSTOMERS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE GENOMICA PRODUCTS, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE EXPRESS LIMITED WARRANTY STATED ABOVE IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF GENOMICA FOR DAMAGES OR OTHER MONETARY RELIEF INCLUDING, BUT NOT LIMITED TO, INCIDENTAL OR CONSEQUENTIAL DAMAGES OCCURRING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE GENOMICA PRODUCTS.

11.3 Testing and Certification
Genomica reserves the right to test the software of AB Products to determine compliance with the Object Model.
11.4 End-Customer Support

AB shall, at its own expense, be solely responsible for providing technical support and training to its customers for Object Model and the AB Products with which the Runtime Object Model is bundled. AB shall ensure that all questions from AB's End-Customers regarding the use or operation of the Object Model are addressed to and answered by AB. Genomica shall refer any questions received from AB's customers to AB. AB shall be solely responsible for, and Genomica shall have no obligation to honor, any warranties that AB provides to its customers with respect to the Object Model that are above and beyond the warranties stated by Genomica in this Agreement.

Section 12.0        INDEMNITIES

12.1  Indemnity

Genomica shall defend AB against any claim that the Object Model, Modifications, Object Model Update, and/or Runtime Object Model (for this Section 12 and its subsections and as further used in the balance of this Agreement, the "Genomica Product") used within the scope of this Agreement infringes a United States patent, copyright, trade secret or United States mask work right, and shall pay any settlements entered into or damages awarded against AB to the extent based on such a

Genomica Corporation Confidential                                  Page 21 of 29
claim, provided that (i) AB notifies Genomica promptly in writing of the claim;
(ii) Genomica has sole control of the defense and all related settlement negotiations; and (iii) AB provides Genomica with all necessary assistance, information, and authority to perform the above. AB shall have the right to participate at its expense in any such dispute.

12.2 Exclusions

Genomica shall have no liability for any claim of infringement based on (i) use of other than the latest modification of the Genomica Product provided to AB with sufficient opportunity for replacement of prior versions of the Genomica Product, if the infringement would have been avoided by use of the latest modification; (ii) modification of the Genomica Product by AB without knowledge and approval if the infringement would have been avoided without such modification; or (iii) the combination or use of the Genomica Product furnished hereunder with materials not furnished by Genomica if such infringement would have been avoided by use of the Genomica materials alone and where the Genomica Product may be used in isolation for its intended purposes without such infringement.

12.3 Exclusive Remedies

In the event a Genomica Product is held to, or Genomica believes is likely to be held to, infringe a United States patent, copyright, United States trade secret or United States mask work right, Genomica shall without limiting its indemnification obligations hereunder, have the right at its sole option and expense to (i) substitute or modify the Genomica Product so that it is non-infringing; or (ii) obtain for AB a license to continue using the Genomica Product; or (iii) if (i) and (ii) are not reasonably practicable, terminate this Agreement.

12.4 Sole Obligation

The foregoing states the sole obligation and exclusive liability of Genomica (express, implied, statutory, or otherwise) for infringements or claims of infringement of any patent, copyright, trademark, trade secret, or other intellectual property right.

Section 13.0 LIMITATION OF LIABILITY

EXCEPT WITH REGARD TO GENOMICA'S OBLIGATIONS TO AB UNDER THE WARRANTY SECTION HEREIN AND EXCEPT WITH REGARD TO BOTH PARTIES' OBLIGATIONS TO ONE ANOTHER UNDER THE CONFIDENTIALITY SECTION HEREIN, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO GENOMICA'S OBLIGATIONS UNDER THE WARRANTY SECTION HEREIN, IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR ANY AND ALL CLAIMS RELATING TO OR ARISING FROM THIS AGREEMENT OR THE ACTIVITIES CONDUCTED

Genomica Corporation Confidential                                  Page 22 of 29

HEREUNDER EXCEED THE AMOUNTS PAID TO GENOMICA BY AB IN CONJUNCTION WITH THIS AGREEMENT.

Section 14.0  MISCELLANEOUS


14.1  Confidentiality of Agreement

Both Genomica and AB agree that the terms and conditions of this Agreement shall be treated as confidential information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as confidential information and that either party may disclose the terms and conditions of this Agreement:

(i)   as required by any court or other governmental body;

(ii)  as otherwise required by law;

(iii) to legal counsel of the parties;

(iv) in confidence, to accountants, banks, proposed investors, and financing sources and their advisors;

(v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or

(vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

14.2 Solicitation

Both parties acknowledge that their relationships with their employees are valuable business assets. Both parties agree that, during the term of the Agreement and for six (6) months thereafter, neither shall, directly or indirectly divert or attempt to divert any such employee through solicitation or otherwise.

14.3 Assignment

Neither party may assign this Agreement or any rights or obligations hereunder, except by operation of law, without the prior written consent of the other party.

14.4 Parties Independent

In making and performing this Agreement, the parties act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between AB and Genomica or between any party hereto and any officer or employee of the other party. At no time shall any party make commitments or incur any charges or expenses for or in the name of the other party.

Genomica Corporation Confidential                                  Page 23 of 29

14.5 Force Majeure

Neither party shall be liable for any delays in the performance of any of its obligations hereunder due to causes beyond its reasonable control, including but not limited to, fire, strike, war, riots, acts of any civil or military authority, judicial action, acts of God, or other casualty or natural calamity.

14.6 Notices

All notices between the parties shall be in writing and shall be deemed to have been given if personally delivered, sent by certified or registered mail (return receipt), delivered by a national overnight express service, or telecopy to the addresses set forth as follows, or such other address as is provided by notice as set forth herein:

If to Genomica to:

Original to:                         Copy to:
Contract Administrator                      Kenneth S. Rubin
1745 38th Street                            1745 38th Street
Boulder, Colorado 80301                     Boulder, Colorado 80301

If to AB to:

Original to:                         Copy to:
     Robert C. Jones                        Matthew P. Ruby
     Applied Biosystems                     Applied Biosystems, Legal Department
     3833 North First Street                850 Lincoln Center Drive
     San Jose, CA 95134                     Foster City, CA 94404

Notices shall be deemed effective upon receipt or, if delivery is not effected by reason of some fault of the addressee, when tendered.

14.7 Governing Law; Forum Selection

This Agreement will be governed by the laws of the State of Colorado, without giving effect to choice of law principles.

14.8 Export Regulations

AB understands that Genomica is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. AB warrants that it will comply in all respects with the export and re-export restrictions applicable to the Genomica Products licensed hereunder.

Genomica Corporation Confidential                                  Page 24 of 29

14.9  Government Rights

AB agrees to (i) identify the Genomica Products in all its proposals and agreements involving the Genomica Product with the United States Government or any contractor for the United States Government; and (ii) identify or mark the Genomica Products provided pursuant to any agreement with the United States Government or any contractor for the United States Government as necessary to obtain protection substantially equivalent to that afforded commercial computer software and related documentation developed at private expense and provided with Restricted Rights as defined in DOD FAR Supplement 48 C.F.R. 252.227-7013(c)(1)(ii) in effect as of May 18, 1987 or any successor regulation.

14.10 Severability

Any term or provision of this Agreement held to be illegal or unenforceable shall, if possible, be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected.

14.11 Waiver

The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

14.12 Entire Agreement

This Agreement, along with the Exhibits attached hereto and the Joint Development Agreement that are incorporated herein by reference, sets forth the entire Agreement between the parties and supersedes any and all prior proposals, agreements, and representations between them, whether written or oral. This Agreement may be changed only by mutual agreement of the parties in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the Effective Date.

[GENOMICA]                                      [APPLIED BIOSYSTEMS]

By: /s/ Teresa W. Ayers                         By: /s/ Michael W. Hunkapiller


Name: Teresa W. Ayers                           Name: Michael W. Hunkapiller

Title: Chief Executive Officer                  Title: Senior Vice President,
                                                       PE Corporation &
                                                       President, Applied
                                                       Biosystems

Date:  September 5, 2000                        Date: September 5, 2000


Genomica Corporation Confidential                                  Page 25 of 29

EXHIBIT A--PRESS RELEASE

To be provided.

Genomica Corporation Confidential                                  Page 26 of 29

EXHIBIT B--ROYALTIES

No royalties are due on the sale of AB Products in the event that AB [***] an [***] Genomica [***].

The following table defines the royalties that are due on the sale of AB Informatics Products. No royalties are due on the sale of [***]. The exact royalty per unit sold will depend on whether or not [***] (as defined in the table) occur [***] the [***] that [***] the [***] is [***] to an [***].

---------------------------------------------------------------------------------------------------------------------
Royalty per Unit         Condition
---------------------------------------------------------------------------------------------------------------------
[***]                    No [***], No [***] before [***] that [***] the [***] is [***] to an [***]
---------------------------------------------------------------------------------------------------------------------
[***]                    Additional [***] is [***] before [***] that [***] the [***] is [***] to an [***]
---------------------------------------------------------------------------------------------------------------------
[***]                    AB [***] an [***] Genomica of [***]
---------------------------------------------------------------------------------------------------------------------

Should AB [***] its [***] that [***] the [***] to an [***] and then subsequently [***] into an [***] or [***] an [***] Genomica of [***], Genomica shall not have to repay any monies to AB for royalties previous paid.


*Confidential Treatment Requested.


Genomica Corporation Confidential                                  Page 27 of 29

EXHIBIT C--MONTHLY AND QUARTERLY REPORTING FORMAT

Monthly Reporting
-----------------

Total number of units Distributed during the previous month


Quarterly Reporting
-------------------

AB's quarterly reports to Genomica shall contain the following information:

For each AB Informatics Product Sale:

           Organization Name, Customer Name, Address, Telephone, Fax, and Email

           Date of sale

           Number of AB Informatics Products sold

Total units of AB Informatics Products sold

Total payments due Genomica for sales of AB Informatics Product

Total number of AB Informatics Products returned to AB for refund

Genomica Corporation Confidential                                  Page 28 of 29

EXHIBIT D--TRADEMARKS

Genomica(TM), the Genomica Logo, LinkMapper(TM), Discovery Manager(TM), and "Built On Genomica" are trademarks of Genomica Corporation.

ABI Prism, PE Corporation Business

Genomica Corporation Confidential                                  Page 29 of 29